Exhibit 99.1

Thermo Fisher Scientific Completes Acquisition of Patheon

WALTHAM, Mass. (August 29, 2017) — Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, announced that it has completed its acquisition of Patheon N.V. (NYSE: PTHN), a leading contract development and manufacturing organization (CDMO) serving the pharmaceutical and biotechnology sectors, for approximately $7.2 billion. Today’s close follows the expiration of Thermo Fisher’s initial tender offer for Patheon at $35.00 per share in cash.

“We’re pleased to complete our acquisition of Patheon and look forward to the significant value this transaction will create for our customers and our shareholders,” said Marc N. Casper, president and chief executive officer of Thermo Fisher Scientific. “By adding Patheon’s highly complementary CDMO capabilities to our leading clinical trials services and bioproduction technologies, we will be an even stronger partner for our pharmaceutical and biotech customers. We’re delighted to welcome our Patheon colleagues to the Thermo Fisher team and excited about the new opportunities we have to help our customers accelerate innovation and enhance productivity by leveraging our combined strengths.”

Patheon generated fiscal 2016 revenue of approximately $1.9 billion and will become part of Thermo Fisher’s Laboratory Products and Services Segment. For the remainder of 2017, the transaction is expected to be approximately $0.09 accretive to adjusted earnings per share(1), which includes $0.02 in the third quarter. Details of the 2017 impact will be provided during Thermo Fisher’s third quarter earnings call in late October.

Thermo Fisher continues to expect to realize total synergies of approximately $120 million by year three following the close, consisting of approximately $90 million of cost synergies and approximately $30 million of adjusted operating income benefit from revenue-related synergies.

Further Transaction Details and Timing

Today, Thermo Fisher is acquiring approximately 95.3% of Patheon’s outstanding ordinary shares.

The initial offering period for the tender offer and withdrawal rights expired at 5:00 p.m., New York City time, on August 28, 2017 (the “Expiration Time”). Based on information provided by American Stock Transfer & Trust Company, LLC, the depositary for the tender offer, a total of 138,406,058 Patheon ordinary shares, representing approximately 95.3% of the outstanding Patheon ordinary shares, had been validly tendered and had not been properly withdrawn as of the Expiration Time (excluding 176,509 ordinary shares, representing approximately 0.12% of the aggregate number of ordinary shares outstanding, tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee). Thermo Fisher’s wholly owned subsidiary, Thermo Fisher (CN) Luxembourg S.à r.l., has accepted for payment all shares that were validly tendered and were not properly withdrawn as of the Expiration Time, and payment for such shares will be made promptly in accordance with the terms of the offer.

Thermo Fisher also announced the commencement of a subsequent offering period scheduled to expire at 12:01 a.m., New York City time, on September 13, 2017, as more fully described in the tender offer statement on Schedule TO filed by Thermo Fisher with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2017 (as amended and supplemented, the “Schedule TO”).

(1)  Adjusted earnings per share and adjusted operating income are non-GAAP measures that exclude certain items detailed later in the press release under the heading “Use of Non-GAAP Financial Measures.”

All ordinary shares validly tendered during the subsequent offering period will be immediately accepted for payment, and tendering holders will thereafter promptly be paid the same form and amount of offer consideration as in the initial offering period. The procedures for tendering shares during the subsequent offering period are described in the Schedule TO and are generally the same as those applicable to the initial offering period, except that the guaranteed delivery procedures may not be used during the subsequent offering period and no withdrawal rights will apply to shares tendered during the subsequent offering period.

Patheon has requested that the New York Stock Exchange (the “NYSE”) suspend trading of Patheon ordinary shares after the close of business on September 1, 2017 and Patheon intends to file a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC on such date.  Patheon also intends to terminate its reporting obligations under the Exchange Act by filing a Form 15 with the SEC on or about September 11, 2017. Following delisting from the NYSE, Patheon ordinary shares will not be listed or registered on another national securities exchange. Delisting is likely to reduce significantly the liquidity and marketability of any Patheon ordinary shares that have not been tendered pursuant to the tender offer.

Advisors

Goldman Sachs & Co. acted as financial advisor to Thermo Fisher, and Wachtell, Lipton, Rosen & Katz served as legal counsel.

Morgan Stanley & Co. acted as financial advisor to Patheon, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS and adjusted operating income, which exclude certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition and significant transaction costs; restructuring and other costs/income; and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses that are either isolated or cannot be expected to occur again with any regularity or predictability, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and the results of discontinued operations.  We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Thermo Fisher does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher’s results computed in accordance with GAAP. These non-GAAP projections should not be considered a substitute for GAAP measures.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, with revenues of more than $20 billion and approximately 65,000 employees globally. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics, deliver medicines to market and increase laboratory productivity. Through our premier brands — Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific and Unity Lab Services — we offer an unmatched combination of innovative technologies, purchasing convenience and comprehensive services. For more information, please visit www.thermofisher.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent and pending acquisitions, including the acquisition of Patheon, may not materialize as expected; difficulty retaining key employees; and our ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in Patheon’s Annual Report on Form 10-K for the year ended October 31, 2016 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended January 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, each of which is on file with the SEC and available in the “Investor Relations” section of Patheon’s website, ir.patheon.com, under the heading “SEC Filings,” and in other documents Patheon files with the SEC. While Thermo Fisher may elect to update forward-looking statements at some point in the future, Thermo Fisher specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing Thermo Fisher’s views as of any date subsequent to today.

Additional Information and Where to Find It

The tender offer referenced herein commenced on May 31, 2017.  This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Patheon or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher and its acquisition subsidiary have filed with the SEC.  On May 31,

2017, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, was filed with the SEC by Thermo Fisher and its acquisition subsidiary and a solicitation/recommendation statement on Schedule 14D-9 was filed with the SEC by Patheon with respect to the tender offer. The offer to purchase all of the outstanding ordinary shares of Patheon is only being made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION.  INVESTORS AND SHAREHOLDERS OF PATHEON ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES.

The tender offer materials (including the offer to purchase and the related letter of transmittal and the other tender offer documents), the solicitation/recommendation statement and other documents filed with the SEC by Thermo Fisher or Patheon may be obtained free of charge at the SEC’s website at www.sec.gov or at Patheon’s website at www.patheon.com or by contacting Patheon’s investor relations department at 919-226-3165 or at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at 781-622-1111. In addition, investors and shareholders of Patheon may obtain free copies of the tender offer materials by contacting D.F. King & Co., Inc., Thermo Fisher’s information agent for the tender offer.

Media Contact Information:	Investor Contact Information:
Karen Kirkwood	Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com